UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2018

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

On October 16, 2018, the board of directors (the “Board”) of Zillow Group, Inc. (the “Company” or “Zillow Group”) appointed Jennifer Rock as Zillow Group’s Chief Accounting Officer, effective October 17, 2018, which position Ms. Rock will assume after having served as Interim Chief Accounting Officer since May 2018. Ms. Rock will retain her current role as Zillow Group’s Interim Chief Financial Officer while the Company continues its search for a new chief financial officer.

Ms. Rock, 36, has served in various roles at Zillow Group and its predecessor, Zillow, Inc. (“Zillow”), since March 2011. Ms. Rock has served as Interim Chief Financial Officer and Interim Chief Accounting Officer since May 2018, and as Vice President, Financial Reporting, Technical Accounting, and Financial Planning and Analysis since March 2018. She served as Vice President, Financial Reporting and Technical Accounting, from February 2017 to March 2018, and as Vice President, Financial Reporting and Compliance, from February 2015 to February 2017. Ms. Rock was the Senior Director of Financial Reporting from February 2014 to February 2015, Director of Financial Reporting from August 2012 to February 2014, Senior Manager of Financial Reporting from August 2011 to August 2012, and Manager of Financial Reporting from March 2011 to August 2011. Prior to joining Zillow, Ms. Rock was an audit manager at KPMG, a provider of audit, tax, and other advisory services. Ms. Rock holds a B.A. and Master of Accountancy from Gonzaga University.

In connection with her appointment as Chief Accounting Officer, the Compensation Committee of the Board approved a restricted stock unit, or RSU, grant for 14,600 shares of Class C capital stock, which Ms. Rock may elect to instead receive in the form of a stock option, or a combination of a stock option and RSUs, pursuant to the Company’s equity choice program.

Chief Operating Officer Appointment to Board of Directors; Stepping Down from Officer Role

Zillow Group’s Chief Operating Officer, Amy Bohutinsky, informed the Company of her intention to step down from her executive role, effective January 3, 2019. In connection with this transition, Ms. Bohutinsky has been appointed as a member of the Zillow Group Board, effective October 17, 2018.

Ms. Bohutinsky joins Messrs. Jay C. Hoag and Gregory B. Maffei as a Class III director. In accordance with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, Ms. Bohutinsky’s initial term of board service will expire at the 2019 annual meeting of shareholders. The Board does not expect to appoint Ms. Bohutinsky to a committee of the Board in connection with her initial appointment as a director.

Ms. Bohutinsky became Zillow Group’s Chief Operating Officer in August 2015. Since joining Zillow in 2005, Ms. Bohutinsky has held many leadership positions, including Chief Marketing Officer from March 2011 to August 2015, Vice President of Marketing and Communications from September 2010 to March 2011, Vice President of Communications between August 2008 and September 2010, and Director of Communications between August 2005 and August 2008. From 2001 to 2005, Ms. Bohutinsky held many leadership positions at Hotwire, Inc., including Director of Corporate Communications. Ms. Bohutinsky serves on the board of directors of Hotel Tonight, Inc., a privately held mobile-based hotel booking service, and was elected to serve on the board of directors of The Gap, Inc., a global retailer, effective November 1, 2018.

When Ms. Bohutinsky becomes a nonemployee director, she will be eligible to receive the standard compensation received by Zillow Group nonemployee directors, which consists of annual stock option grants pursuant to the amended and restated stock option grant program for nonemployee directors, as generally described in the Company’s definitive proxy statement on Schedule 14A filed on April 11, 2018 with the Securities and Exchange Commission and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 13, 2017, and which is incorporated herein by reference. Pursuant to the amended and restated stock option grant program for nonemployee directors, nonemployee directors are eligible to receive on each March 1 a stock option grant for that number of shares of the Company’s Class C capital stock having a Black-Scholes-Merton value of $200,000 on the date of grant, with the shares vesting quarterly in substantially equal installments over one year and a per share exercise price equal to the closing price of the Company’s Class C capital stock on the date of grant.

Compensatory Arrangements of Certain Officers

In connection with her resignation as Chief Operating Officer, Zillow Group entered into an Executive Severance Agreement and Release (the “Agreement”) with Ms. Bohutinsky. Pursuant to the Agreement, Ms. Bohutinsky’s outstanding stock options will cease vesting as of her separation date, and the unvested portions will terminate. Subject to her continuous service on the Board, and in accordance with the Company’s Amended and Restated 2011 Incentive Plan, the vested portions of her outstanding options will remain exercisable for the remainder of their applicable terms. In exchange for her compliance with the terms of the Agreement, Ms. Bohutinsky will receive a lump sum payment of $10,000.00, subject to standard deductions and withholdings.

The Agreement provides for customary general releases and waivers of claims by Ms. Bohutinsky against the Company. Ms. Bohutinsky remains subject to her obligations under her confidentiality and noncompetition agreement with the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On October 17, 2018, the Company also announced the appointment of Aimee Johnson as Zillow Group’s Chief Marketing Officer. Ms. Johnson has held numerous leadership roles at Starbucks Corporation, including as senior vice president of customer relationship management. Prior to joining Starbucks in 2004, Ms. Johnson served in various consumer marketing leadership roles at Campbell Soup Company.

A copy of the press release announcing these matters is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” or the negative or plural of these words or similar expressions. Differences may result from actions taken by the Board, as well as from risks and uncertainties beyond the Company’s control. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in Zillow Group, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 and in the Company’s other filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Executive Severance Agreement and Release, dated October 16, 2018, between Zillow Group, Inc. and Amy Bohutinsky.

99.1	Press release dated October 17, 2018 entitled “Zillow Group Appoints Amy Bohutinsky to Board of Directors; Names Aimee Johnson Chief Marketing Officer and Jennifer Rock Chief Accounting Officer” issued by Zillow Group, Inc. on October 17, 2018.

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2018	ZILLOW GROUP, INC.

	By:	/s/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer